Exhibit 10.69

FORM OF JOINDER AND AMENDMENT AGREEMENT

This Joinder and Amendment Agreement (this “Agreement”) to that certain Incentive Unit Grant Agreement, dated as of [•], by and between the Company and Executive (the “Grant Agreement”), is entered into by and among the Company, Executive and 21st Century Oncology Holdings, Inc. (formerly known as Radiation Therapy Services Holdings, Inc., “Holdings”), on this [•] day of 2014.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Grant Agreement.

WHEREAS, on February 25, 2014, the Company filed a Certificate of Amendment with the Secretary of State of the the State of Delaware changing its name from “Radiation Therapy Investments, LLC” to “21st Century Oncology Investment, LLC”;

WHEREAS, pursuant to Section 5.1 of the Grant Agreement, the Company and Executive agreed that upon a RTS Public Offering, Executive would receive RTS Common Stock, or the right to receive RTS Common Stock, in exchange for, or otherwise in satisfaction of, the Incentive Units then held by Executive, on the terms and conditions set forth therein;

WHEREAS, pursuant to Section 4.2, Section 5.2 and Section 5.3 of the Grant Agreement, the Company and Executive agreed to certain terms and conditions with respect to the RTS Common Stock that would be issued to Executive, including, without limitation, with respect to vesting, forfeiture and acceleration; and

WHEREAS, Holdings would like to enter into this Agreement to agree to the terms and conditions of the Grant Agreement, including, without limitation, Section 4.2, Section 5.1, Section 5.2 and Section 5.3 of the Grant Agreement and the obligation to issue to Executive the Restricted RTS Stock in accordance with the terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Joinder.   By execution of this Agreement, Holdings is made a party to the Grant Agreement and does hereby agree to be bound by, and to be subject to, all the covenants, terms and conditions set forth therein, including, without limitation, Section 4.2, Section 5.1, Section 5.2 and Section 5.3 of the Grant Agreement and the obligation to issue to Executive the Restricted RTS Stock on the terms and conditions set forth therein, all with the same force and effect as if Holdings was an original signatory to the Grant Agreement.

2.                                      Amendment. The parties hereto agree and acknowledge that the following language shall be deleted in its entirety from the second sentence of Section 5.2(a) of the Grant Agreement:

... “or if the Exchange is subsequent to the RTS Public Offering, based on the average volume weighted closing price of the RTS Common Stock during the five trading day period prior to the Exchange” ...

3.                                      Counterparts.  This Agreement may be executed in any number of counterparts (and by any electronic means), each of which when so executed and delivered shall be deemed an original.

4.                                      Governing Law.  This Agreement and all disputes of the parties relating to the entering into and performance under this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to its conflict of laws principles that would require the application of the laws of another jurisdiction.

5.                                      Jurisdiction.  Any suit, action or proceeding with respect to this Agreement or the matters set forth herein shall be brought in the State Courts of the State of Delaware, New Castle County and the United States District Court for the District of Delaware, located in New Castle County, and each of the Company and each member of the Executive Group hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

Each party (and, in the case of Executive, any member of the Executive Group) hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any State Court of the State of Delaware, New Castle County or in the United States District Court for the District of Delaware, located in New Castle County, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

21ST CENTURY ONCOLOGY INVESTMENTS, LLC

By:
Name:
Title:

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:
Name:
Title:

EXECUTIVE

Name:
Address: